Exhibit 10.6

SERVICES AGREEMENT

This Services Agreement, dated as of August 10, 2022 (“Agreement”), is entered into by and between CrossingBridge Advisors, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and a Delaware limited liability company (the “Company”), and Cohanzick Management, LLC, an investment adviser registered under the Advisers Act and a Delaware limited liability company (the “Adviser” and, together with the Company, the “Parties”).

WHEREAS, certain personnel of the Company have knowledge and expertise that can assist the Adviser in servicing its clients;

WHEREAS, the Adviser lacks certain resources to implement all of its investment advisory services and consequently requires an arrangement with the Company to provide such resources;

WHEREAS, the Company is willing to make certain of its (and each of its affiliate’s) personnel available to the Adviser and each Party is willing to make certain of its systems available to provide portfolio management, investment research, administrative services and other related services to the other Party, and through such other Party, to other Party’s clients; and

WHEREAS, the Parties wish to memorialize the terms under which such personnel shall provide such services.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

I.    Availability of Personnel

A.

Certain designated persons employed by the Company or one of its affiliates (each, a “Subject Individual”) shall be made available by the Company (or such affiliate) to provide investment advisory, portfolio management and other services (“Advisory Services”) to the Adviser and, through the Adviser, to its clients (each, an “Adviser Client”). The Subject Individuals to be made available by the Company as of the date hereof are set forth on Exhibit A, which such Exhibit may be amended from time to time by mutual consent of the Parties.

B.

To the extent that a Subject Individual participates in the rendering of Advisory Services to an Adviser Client, the Subject Individual shall be subject to the oversight and control of the Adviser, and such Advisory Services shall be provided to the Adviser or any Adviser Client by such Subject Individual exclusively in his or her capacity as a supervised person of the Adviser. Each Subject Individual shall be subject to the Adviser’s Code of Ethics, as adopted under Rule 204(A)-1 under the Advisers Act, and, if applicable, the Company’s code of ethics, as well as the other compliance policies and procedures of the Adviser and, if applicable, the Company.

C.

The Company may continue to oversee, supervise and manage the Advisory Services of a Subject Individual in order to (1) assure compliance with the Company’s compliance policies and procedures, (2) assure compliance with regulations applicable to the Company and (3) protect the interests of the Company and its clients; provided that the Company shall cooperate with the Adviser’s supervisory efforts regarding the adherence of Subject Individuals to applicable law in performing the Advisory Services.

D.	The Adviser shall assure that Subject Individuals have all necessary registrations and/or qualifications necessary to provide Advisory Services to Adviser Clients.

E.

The Parties shall cooperate to develop, monitor and enforce policies and procedures designed to assure that (1) each client of the Parties (including Adviser Clients) is treated fairly and equitably over time, (2) all portfolio transactions comply with applicable law, contractual terms or similar obligations of the Parties to their respective clients and (3) books and records with respect to any and all portfolio transactions undertaken by any of the Parties are created and maintained in a manner consistent with applicable law.

II.    Use of Systems and Operations

A.

The Adviser may use the systems of the Company or its affiliates for its daily operations; provided that appropriate policies, procedures and other safeguards are established to assure that (A) the books and records of each Party (collectively, “Records”) are created and maintained in a manner so as to be clearly separate and distinct from those of the other Party and the clients of such Party and (B) confidential client and/or other material non-public information relating to the investment advisory activities of each Party or other proprietary information regarding a Party or its clients is safeguarded and maintained for the benefit of such Party.

B.

The Parties agree that the information technology hardware and services provided by Thrive Operations, LLC may be assigned by the Adviser to the Company in the Adviser’s discretion. The Parties agree to take such additional actions as may be reasonably necessary to assign such agreements to the Company.

III.    Access to Investment Flow; Order Aggregation; and Restricted List

A.

Each Party shall make the other Party aware of any potential investments that the Party or any of its affiliates evaluates or participates in that are made in connection with any investment strategy the other Party also provides to its clients (“Investment Flow”). Each Party, through the Subject Individuals or otherwise, shall be responsible for determining which, if any, clients shall participate in Investment Flow and for allocating Investment Flow among its clients in a manner consistent with policies and procedures that it determines to be fair and equitable over time. Generally, the Parties expect to allocate Investment Flow among participating Adviser Clients and clients of the Company or its affiliates on a pro rata basis.  In performing its duties under this Agreement, the Parties shall adhere to all of their respective policies and procedures, including their trade allocation policy and personnel policies.

B.

If the Parties determine that the purchase or sale of an investment is appropriate with regard to one or more Adviser Clients and one or more clients of the Company or its affiliates, the Parties may, but are not obligated to, purchase or sell such an investment on behalf of the participating Adviser Clients and clients of the Company and its affiliates with an aggregated order, for the purpose of reducing transaction costs, to the extent permitted by applicable law. The Parties shall coordinate which Party shall submit the order. When an aggregated order is filled through multiple trades at different prices on the same day, each participating Adviser Client and client of the Company will receive the average price, with transaction costs generally allocated pro rata based on the size of each client’s participation in the order (or allocation in the event of a partial fill) as determined by the Parties in good faith. In the event of a partial fill, allocations may be modified on a basis that the Parties deem to be appropriate in good faith, including, for example, in order to avoid odd lots or de minimis allocations.

C.

 Each Party agrees to abide by the restricted securities or equivalent list and related policies of the other Party (except as the Parties may otherwise agree from time to time with respect to particular transactions). Each Party shall notify the other Party promptly of any changes to such Party’s restricted securities or equivalent list and related policies.

D.

With respect to any information that a Party obtains from the other Party or otherwise has access to, whether through the knowledge of Subject Individuals or otherwise, such Party agrees to abide by the terms of any applicable non-disclosure or confidentiality agreement signed by the other Party with respect such information.

IV.    Requirements Applicable to Subject Individuals

A.         Each Subject Individual shall:

1.

be subject to the supervision and oversight of the Adviser’s officers and directors, including, without limitation, its chief compliance officer, with respect to any Advisory Services provided to Adviser Clients;

2.

provide Advisory Services and take actions only as approved by the Adviser. No Subject Individual may exercise discretionary authority with respect to an Adviser Client’s account unless specifically authorized by the Adviser to do so;

3.	take reasonable steps to assure that communications with Adviser Clients reflect the Subject Individual’s status as a supervised person of the Adviser;

4.	provide any information requested by a Party as necessary to comply with applicable disclosure and/or regulatory obligations; and

5.

act at all times in a manner consistent with the fiduciary duties owed to Adviser Clients as well as clients of the Company by seeking to assure that, among other things, (a) all clients are treated fairly and equitably over time and (b) information about any investment advisory or trading activity applicable to a particular client or group of clients is not used to benefit the Subject Individual, the Adviser, the Company or any other client or group of clients in contravention of the fiduciary duties of such Subject Individual, the Adviser or the Company.

B.         Unless specifically authorized or appointed as an officer of the Adviser, no Subject Individual may enter into any contract on behalf of, or in the name of, the Adviser.

V.    Records

A.

Each Party shall make and maintain such Records with respect to its activities and those of the Subject Individuals as are required by applicable law, including, but not limited to, (1) records relating to advice given to, or actions undertaken on behalf of, any client or advised account and (2) communications from or to any client.

B.

Each Party shall have full, equal and unfettered access to the Records to the extent necessary for rendering Advisory Services pursuant to this Agreement, except those Records containing confidential, proprietary or material non-public information relating to clients of the other Party or the investment advisory services provided by the other Party to its clients or the transactions or holdings of such clients.

C.

Each of the Parties understands that, in the event of a request for Records, such Records may be made available to the entity requesting such Records; provided that the release of such Records is required by law, by any court of competent jurisdiction or is requested or required by any governmental or regulatory body having lawful jurisdiction over such Records.

D.

No Party shall destroy any Record except in conformity with its relevant data retention policies and applicable law. If a Party deems it appropriate to take steps to assure that, notwithstanding such a retention policy, Records are maintained (whether in anticipation of litigation or otherwise), such Party shall promptly notify the other Party who, on receipt of such notice, shall take reasonable steps to assure the preservation of such Records.

E.	All requirements to retain Records generated during the term of this Agreement shall survive its termination.

VI.    Confidentiality

A.

The Parties shall treat confidentially the terms and conditions of this Agreement and all information provided by each Party to the other Party hereto regarding its business and operations (“Confidential Information”). All Confidential Information provided by a Party hereto pursuant to this Agreement shall be used by the other Party hereto solely for the purpose of rendering Advisory Services pursuant to this Agreement. Except as may be required in carrying out this Agreement, all such Confidential Information shall not be disclosed to any third party without the prior consent of the providing Party.

B.

The obligations of confidentiality set forth in this Section shall not apply to any Confidential Information (1) that comes into the public domain other than through breach of this Agreement by the Party receiving Confidential Information or (2) the disclosure of which is required by law or regulation, by any court of competent jurisdiction or is requested or required by any governmental or regulatory body asserting jurisdiction.

C.

Within 30 days of the termination of this Agreement for any reason, if so requested, each Party shall return to the other Party all materials in whatever form containing any Confidential Information; provided that such Confidential Information (or copies thereof) may be retained to the extent a part of that Party’s required Records. The confidentiality obligations provided herein shall survive for a period of two years after the date of termination of this Agreement.

VII.    Term and Termination

This Agreement shall continue in full force and effect until terminated. After the one year anniversary of the execution of this Agreement, either Party may terminate this Agreement upon at least 120 days’ prior written notice to the other Party. Notwithstanding the foregoing, either Party may terminate this Agreement at any time upon written notice following a material breach of this Agreement by other Party that remains uncured for at least 30 days after the other Party receives notice of, or otherwise reasonably should have been aware of, the material breach.

VIII.    Status of Subject Individuals

A.

Each person providing Advisory Services, and any other person employed by the Company whose functions or duties relate to the determination of investment advice and/or recommendations made by the Adviser to or on behalf of any Adviser Client, shall be designated as a Subject Individual.

B.	For all other purposes, including for purposes of determining appropriate compensation and benefits, Subject Individuals of the Company shall be deemed to be and shall remain employees of the Company.

C.

For the avoidance of doubt, nothing in this Agreement shall be interpreted as (1) altering the duties or responsibilities of any Subject Individual in his or her capacity as an employee of the Company or (2) causing any Subject Individual to be treated as an employee of the Adviser for legal, accounting, tax or any other purpose.

IX.    Allocation of Costs and Expenses; Compensation; Payment

A.

With respect to the order management / portfolio management system from EZE Castle Software or any similar replacement services from another provider, each Party shall bear a pro rata portion of the fees and costs of such systems calculated based on Weighted Average AUM (as defined below) of the Adviser and the Company during each quarter.

B.

 With respect to the terminals and directly related services provided by Bloomberg Finance, LP and its affiliates or any similar replacement services from another provider that are employee-specific (e.g., “Bloomberg Anywhere”), each Party shall pay its share of the fees and costs of such terminals and services calculated based on the total number of personnel of each Party utilizing such services (e.g., the direct cost of a Bloomberg terminal with respect to a particular employee shall be borne by the Party that is such person’s employer).

C.

 With respect to the fees and costs of the general data license from Bloomberg Finance, LP and its affiliates or any similar replacement services that are not employee-specific, each Party shall pay its pro rata share of the fees and costs of such data license calculated based on the Weighted Average AUM of the Adviser and the Company during such quarter.

D.

With respect to computer and information technology costs (including all fees and costs related to information technology hardware and services provided by Thrive Operations, LLC or any similar replacement services from another provider), each Party shall pay its pro rata share of the fees and costs of such items calculated based on the total number of personnel for each Party.

E.

 Other than the foregoing costs and expenses in this Section IX, each Party shall bear all costs and expenses (excluding compensation of Subject Individuals) that are incurred in the provision of services to its clients. To the extent any such costs or expenses are borne by the other Party, the Party shall reimburse the other Party. To the extent any such costs and expenses are incurred on behalf of both the Adviser and the Company, such costs and expenses shall be allocated between the Adviser and the Company pro rata based on the Weighted Average AUM of the Adviser and the Company during such quarter.

F.

Each Party shall periodically submit to the other Party an invoice reasonably detailing the reimbursement of costs and expenses described above. The invoiced Party shall pay all such invoices within the time period requested on such invoice which shall not be less than 30 days. Upon the written request of the invoiced Party, the other Party shall provide such Party with documentation reasonably requested by such Party in support of the costs and expenses represented by any invoice.

G.	Subject Individuals shall be compensated solely by the Company and the Company shall have sole responsibility to compensate Subject Individuals.

H.

The Adviser shall pay the Company a quarterly fee equal to 0.05% per annum of the monthly weighted average assets under management (“Weighted Average AUM”) during such quarter with respect to all Adviser Clients for which the Adviser has full investment discretion. The fee shall be payable quarterly in arrears within ten (10) days following the end of each quarter. By way of example, if in the first calendar quarter of the year, the Weighted Average AUM is $1.35 billion in January, $1.65 billion in February and $1.89 billion in March, then the fee due by April 10 shall equal 0.0125% multiplied by $1.63 billion, or $203,750.

X.    Non-Compete

During the term of this Agreement and, if terminated by the Adviser, for a period of six months after termination, the Adviser shall not begin to serve as the investment adviser or sub-adviser to any open end registered U.S. mutual fund or U.S. exchange traded fund (ETF) governed under the Investment Company Act of 1940, as amended (“Investment Company Act”) that pursues an investment strategy that is substantially similar to any investment strategy provided by the Company or its affiliates to any of their clients without the written consent of the Company. For the avoidance of doubt, the foregoing restriction shall not apply to any existing clients of Adviser as of the date of execution of this Agreement.

XI.    Notices

A.

All notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing, addressed to the recipient, at the address set forth on the signature page hereof, and shall be given (i) by depositing that writing in the U.S. mail, postage paid and certified with return receipt requested, (ii) by depositing that writing with a reputable overnight courier for next-day delivery, (iii) by delivering that writing to the recipient in person or (iv) by delivering that writing to the recipient by email.

B.

A notice, request or consent given under this Agreement shall be deemed to have been given, and shall be effective, four calendar days after mailed if sent by U.S. mail, on the next business day when sent by overnight courier or similar service, when delivered if delivered in person, and upon receipt of a read receipt confirmation if sent by email. All notices, requests and consents to be sent to a Party must be sent to or made at the address given for that person on the signature page hereof or at such other address as that person may specify by written notice to the other Party.

XII.    Relationship between the Parties

A.

Nothing set forth in this Agreement shall constitute, or be construed to create, an employment relationship, a partnership, a joint venture or any other kind of relationship or association between the Parties.

B.

Except as expressly provided herein or in any other written agreement between the Parties, no Party has any authority, express or implied, to bind or to incur liabilities on behalf of, or in the name of, any other Party.

XIII.    Entire Agreement

This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect to the subject matter of this Agreement, whether oral or written. Notwithstanding the foregoing, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall, together, constitute one and the same instrument.

XIV.    Limitation of Liability

Neither Party shall be liable in any way for any default, failure or defect in any of the other Party’s business activities except to the extent a Party’s actions or omissions constitute fraud, willful misconduct or gross negligence under this Agreement.

XV.    Effect of Waiver or Consent

A waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations with respect hereto shall not constitute a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect hereto. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default with respect hereto, irrespective of how long that failure continues, shall not constitute a waiver by that Party of its rights with respect to that default until the applicable limitations period has expired.

XVI.    Amendment or Modification

This Agreement may be amended or modified only by a writing executed by all of the Parties signatory hereto.

XVII.    Assignment

This Agreement is not assignable by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that an assignment of this Agreement by operation of law to the respective successor of any Party is expressly permitted without the prior written consent of the other Party.

XVIII.    Binding Effect

This Agreement shall be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns. Except as otherwise expressly provided herein, this Agreement is for the sole benefit of the Parties, and no other person shall have any rights, benefits or remedies by reason of this Agreement, nor shall any Party owe any duty or obligation whatsoever to any such person (other than the other Party) by virtue of this Agreement.

XIX.    Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the foregoing, nothing herein shall be construed in any manner inconsistent with the Investment Company Act, the Advisers Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder and applicable to the performance of the services anticipated under this Agreement.

*         *         *         *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CROSSINGBRIDGE ADVISORS, LLC

By:   /s/ David Sherman

Name:          David Sherman

Title: President and CEO

Address: 427 Bedford Road

Pleasantville, NY 10570

Attn: David K. Sherman; Jonathan Barkoe

Tel. No: (914) 741-1515

Email: david@crossingbridge.com; jon@crossingbridge.com

By:   /s/ Jonathan Barkoe

Name: Jonathan Barkoe

Title: Chief Financial Officer

COHANZICK MANAGEMENT, LLC

By:    /s/ David Sherman

Name:          David Sherman

Title: Managing Member

Address: 427 Bedford Road

Pleasantville, NY 10570

Attn: David K. Sherman; Jonathan Barkoe

Tel. No: (914) 741-1515

Email: david@cohanzick.com; jon@cohanzick.com

By:   /s/ Jonathan Barkoe

Name: Jonathan Barkoe

Title: Chief Financial Officer

Exhibit A

List of Subject Individuals

David Sherman – dual employee with Advisor

Bruce Falbaum

Jonathan Barkoe – dual employee with Advisor

Jonathan Berg

Kirk Whitney

Chen Ling

John Conner

Divya Jacob

David Dikun

Israel Adler